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                                                                     EXHIBIT 5.1



               [BALLARD SPAHR ANDREWS & INGERSOLL, LLP LETTERHEAD]



                                 April 24, 2002



AMB Property Corporation
AMB Property, L.P.
505 Montgomery Street
San Francisco, California 94111


        Re: AMB Property Corporation, a Maryland corporation (the "Company"); AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership") - Registration Statement on Form S-3 pertaining to up to $ 400,000,000 maximum offering price of Series B medium-term notes of the Operating Partnership (the "Notes") and guarantees of the Notes by the Company (the "Guarantees")

Ladies and Gentlemen:

               In connection with the registration of the Notes and the Guarantees (collectively, the "Securities") under the Securities Act of 1933, as amended (the "Act"), by the Operating Partnership and the Company, pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on or about April 24, 2002 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

               We have acted as special Maryland corporate counsel to the Company in connection with the matters described herein. With respect to such matters, the Company acts in its individual capacity and in its capacity as general partner of the Operating Partnership. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with the charter of the Company (the "Charter"), consisting of Articles of Incorporation filed with the Maryland State Department of Assessments and Taxation (the "Department") on November 24, 1997, Articles Supplementary filed on July 23, 1998, November 12, 1998 and November 25, 1998, May 5, 1999, August 31, 1999, March 23, 2000, August 30, 2000, September 1, 2000, March 21, 2001,
September 24, 2001, December 6, 2001 and April 17, 2002 and a Certificate of Correction filed on March 18, 1999, correcting the Articles Supplementary filed on July 23, 1998; the Bylaws of the Company (the "Bylaws"), which were duly adopted by the Board of Directors of the Company on November 24, 1997 and amended and restated pursuant to the First Amended and Restated Bylaws of the Company, on or as of March 5, 1999


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AMB Property Corporation
April 24, 2002
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and the Second Amended and Restated Bylaws of the Company, on or as of February
27, 2001; and certain resolutions adopted and actions taken by the Board of Directors of the Company (the "Board of Directors") on or before the date hereof and in full force and effect on the date hereof including, but not limited to, those certain resolutions adopted by the Board of Directors on December 6, 2001. We have also examined the Registration Statement, the Indenture referred to in the Registration Statement, together with the first, second, third, fourth, and the form of fifth supplements thereto (collectively, the "Indenture"), other documents, corporate and other records of the Company and certificates of public officials and officers of the Company including, without limitation, a status certificate of recent date issued by the Department to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland, and a Certificate of Officers of the Company of recent date to the effect that, among other things, the Charter and Bylaws of the Company and the resolutions and actions by the Board of Directors which we have examined are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of such certificate. We have also made such further legal and factual examinations as we have deemed necessary or appropriate to provide a basis for the opinion set forth below.

               In reaching the opinions set forth below, we have assumed the following: (a) each person executing any instrument, document or agreement on behalf of any party (other than the Company or the Operating Partnership) is duly authorized to do so; (b) each natural person executing any instrument, document or agreement is legally competent to do so; (c) all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all documents submitted to us for examination are genuine; and all public records reviewed are accurate and complete; (d) the resolutions adopted and to be adopted, and the actions taken and to be taken by the Board of Directors including, but not limited to, the adoption of all resolutions and the taking of all action necessary to authorize the issuance and sale of the Securities and the making of the Guarantees in accordance with the procedures set forth below, have occurred or will occur at duly called meetings at which a quorum of the incumbent directors of the Company were or are present and acting throughout, or by unanimous written consent of all incumbent directors, all in accordance with the Charter and Bylaws of the Company and applicable law; (e) none of the terms of any of the Securities, or any agreements related thereto, to be established subsequent to the date hereof, nor the issuance and delivery of any such Securities or agreements will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company; (g) the form of certificate or other instrument or document representing the Securities will conform in all respects to the requirements applicable under Maryland law; and
(h) none of the Securities will be issued and sold in violation of the provisions of Article IV, Section E of the Charter of the Company entitled "Restrictions on Ownership and Transfer to Preserve Tax Benefits."

               Based upon the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that:


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AMB Property Corporation
April 24, 2002
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               Upon (a) due authorization by the Board of Directors of the issuance, execution and delivery by the Company in its capacity as general partner of the Operating Partnership of the Notes and the execution and delivery by the Company in its individual capacity and in its capacity as general partner of the Operating Partnership and on behalf of the Operating Partnership, as the case may be, of the Guarantees and/or any necessary and appropriate supplements, amendments or modifications to the Indenture (inclusive therein of the fifth supplement to the Indenture and Guarantees providing for the guaranty by the Company of the obligations of the Operating Partnership under the Notes) (collectively, the "Supplements"); and (b) the establishment of the terms, conditions and provisions of the Notes, the Guarantees and the Supplements by the Board of Directors or a duly authorized officer of the Company, acting on behalf of the Company in its individual capacity or in its capacity as general partner of the Operating Partnership, as the case may be: the execution, delivery and performance of the Indenture as supplemented, amended or modified by the Supplements (inclusive of the Guarantees provided for therein) and the Guarantees will have been duly authorized by all necessary corporate action on the part of the Company acting in its individual capacity and in its capacity as general partner of the Operating Partnership, as the case may be, and the issuance of the Notes will have been duly authorized by all necessary corporate action on the part of the Company acting in its capacity as general partner of the Operating Partnership.

               This opinion is limited to the present corporate laws of the State of Maryland and we express no opinion with respect to the laws of any other jurisdiction. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly set forth herein. Without limiting the generality of the foregoing, we express no opinion with respect to any securities laws or with respect to the action required for the Operating Partnership to authorize, execute or deliver any of the Securities or any other document, instrument or agreement.

               The opinion set forth in this letter is rendered as of the date hereof and is necessarily limited to the laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion if any applicable law is changed after the date hereof or if we become aware of any facts or circumstances which now exist or which occur or arise in the future and may change the opinion expressed herein after the date hereof.

               We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is a part of the Registration Statement) entitled "Legal Matters." In giving these consents, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

               The opinion expressed in this letter is for your use and the use of your securities counsel, Latham & Watkins, in connection with the filing of the Registration Statement and the


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AMB Property Corporation
April 24, 2002
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rendering of opinions by Latham & Watkins in connection therewith, and may not be relied upon by you or Latham & Watkins for any other purpose, without our prior written consent.



                                      Very truly yours,



                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP